GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 779382AP5
Quarterly Report from Adviser for the Quarter Ending 6/30/2012


PROCEDURES PURSUANT TO RULE 10f-3*

(1)	Name of Underwriters


Citigroup Global
Markets Inc
RBC Capital Markets
LLC
Wells Fargo
Securities LLC
Barclays Capital
DNB Markets
Goldman Sachs & Co
Merrill Lynch Pierce
Fenner & Smith
Mitsubishi UFJ
Securities USA Inc
Morgan Stanley & Co
Inc


(2)	Name of Issuer

ROWAN COMPANIES INC


(3)	Title of Security

RDC4 7/8 06/02/22


(4)	Date of Prospectus or
First Offering

5/16/2012


(5)	Amount of Total
Offering  ($)

500,000,000


(6)	Unit Price

99.333


(7)

Underwriting Spread or
Commission

0.650%


(8)	Rating

Baa3/BBB-


(9)	Maturity Date

6/1/2022


(10)	Current Yield

4.816%


(11)	Yield to Maturity

4.715%


(12)

Subordination Features

Sr. Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman,Sachs & Co. or any of its affiliates or a principal Underwriter of which is an officer, director, member of an advisory board,investment adviser or employee of Goldman
Sachs Trust.

PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(13)	Nature of Political
Entity, if any,
including, in the case of
revenue bonds, underlying
entity supplying the
revenue

N/A


(14)	Total Par Value of Bonds
Purchased

425,000
(15)	Dollar Amount of
Purchases ($)

422,165


(16)	Number of Shares
Purchased

425,000


(17)	Years of Continuous
Operation
(excluding municipal
securities; see (25)(d)
below)

The company has
been in
continuous
operation for
greater than
three years.



(18)	% of Offering Purchased
by Fund

0.085%


(19)	% of Offering Purchased
by all other GSAM-managed
Portfolios and Accounts

6.915%


(20)	Sum of (18) and (19)**

7.00%


(21)	% of Fund's Total Assets
applied to Purchase

0.21%


(22)	Name(s) of Underwriter(s)
or Dealer(s) from whom
Purchased
RBCCM



(23)	Is the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person", a
Manager or Co-Manager of
the Offering?

Yes ___X___
No________


(24)	Were Purchases Designated
as Group Sales or
otherwise allocated to
the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person"?

Yes_________
No ___X_____


(25)	Have the following
conditions been
satisfied:


(a)	The securities were
part of an issue
registered under the
Securities Act of
1933, as amended,
which is being
offered to the
public, or were U.S.
government
securities, as
defined in Section
2(a)(16) of the
Securities Exchange
Act of 1934,  or
were municipal
securities as
defined in Section
3(a)(29) of the
Securities Exchange
Act of 1934 or were
securities sold in
an Eligible Foreign
Offering or were
securities sold in
an Eligible Rule
144A Offering?

Yes___X____
No_________

** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P.
("GSAM") or Goldman Sachs Asset Management International ("GSAMI") , and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to
Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities
being offered in any concurrent offering.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(b)	The securities were
purchased prior to
the end of the first
day on which any
sales to the public
were made, at a
price that was not
more than the price
paid by each other
purchaser of
securities in that
offering or in any
concurrent offering
of the securities
(except, in the case
of an Eligible
Foreign Offering,
for any rights to
purchase required by
law to be granted to
existing security
holders of the
issue) or, if a
rights offering, the
securities were
purchased on or
before the fourth
day preceding the
day on which the
rights offering
terminated.

Yes___X___
No_________


(c)	The underwriting was
a firm commitment
underwriting?

Yes___X___
No_________


                 With
respect to any issue
of securities other
than Eligible
Municipal
Securities, was the
issuer of such
securities to be
purchased in
continuous operation
for not less than
three years,
including the
operation of any
predecessors; or
with respect to any
issue of
Eligible Municipal
Securities to be
purchased, were the
securities
sufficiently liquid
that they could to
be sold at or near
their carrying value
within a reasonably
short period of time
and either: (i) were
subject to no
greater than
moderate credit
risk; or (ii) if the
issuer of the
municipal
securities, or the
entity supplying the
revenues from which
the issue is to be
paid, had been in
continuous operation
for less than three
years (including the
operation of any
predecessors) the
securities were
subject to a minimal
or low amount of
credit risk.


Yes__N/A__
No_________


/s/ Ron Arons
Portfolio
Manager